EXHIBIT 10.1

TERM LOAN FACILITY AGREEMENT

by and among

The Ashmore Funds listed in Schedule 1

as ORIGINAL LENDERS

Far East Energy (Bermuda), Ltd.,

as BORROWER

Dated 24 February 2015

THIS TERM LOAN FACILITY AGREEMENT (the "Agreement") dated 24 February 2015 is made between:

(1)	FAR EAST ENERGY (BERMUDA), LTD., a Bermuda exempted company with address at 333 N. Sam Houston Parkway E. Suite 230, Houston, Texas 77060, United States of America (the "Borrower"); and

(2)	THE ASHMORE FUNDS listed in Schedule 1 (the "Original Lenders").

WHEREBY IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Affiliate" means:

(a)	with respect to any person, any other person which, directly or indirectly, controls, is controlled by, or is under common control with, such first person, where "control" means the power to direct the management and policies of the controlled person through ownership of voting shares or by contract or otherwise, including in any event:

(i)	the holding, directly or indirectly, of fifty point one per cent. (50.1%) or more of total voting rights of the controlled person; or

(ii)	the ability to appoint more than half of the members of the board of directors (or analogous body) of the controlled person; and

(b)	with respect to the Original Lenders, any investment fund which has Ashmore Investment Management Limited ("AIML") or Ashmore Investment Advisors Limited ("AIAL") as its investment manager or an Affiliate thereof (as defined in (a) above) or any successor to such fund with substantially the same co-investment arrangements with funds managed by AIML or AIAL and, for the avoidance of doubt, each Original Lender is an Affiliate of AIML or AIAL and of each other, so long as it has AIML, AIAL or an Affiliate thereof as its investment manager.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

"Availability Period" means the period of forty five (45) days from and including the date of this Agreement.

"Business Day" means a day (other than Saturday or Sunday) on which commercial banks are open for business in London and New York City.

"Change of Control" means (a) any person controlling or owning, directly or indirectly, more than fifty per cent. (50%) of the issued share capital of the Borrower or its Parent as at the date of this Agreement ceases to control the Borrower or its Parent or (b) any person or group of persons acting in concert gains control of the Borrower or its Parent or (c) a sale of all or substantially all of the assets and/or debt liabilities of the Borrower or its Parent to a third party who is not an Affiliate of the Borrower, in one or more related transactions. For the purposes of this clause:

(i)	"control" means:

(A)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(1)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Borrower or its Parent; or

(2)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower or its Parent; or

(3)	give directions with respect to the operating and financial policies of the Borrower or its Parent which the directors or other equivalent officers of the Borrower or its Parent are obliged to comply with; and/or

(B)	the holding of more than 50 per cent. of the issued share capital of the Borrower or its Parent.

(ii)	"acting in concert" means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Borrower or its Parent to obtain or consolidate control of the Borrower or its Parent.

"Change of Control Premium" means an amount equal to the aggregate principal amount of the Loans drawndown multiplied by 5.5, minus the principal amount of the Loans drawndown.

"Commitment" means:

(a)	in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount in dollars of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Default" means an Event of Default or any event or circumstance which would (with the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Event of Default" means any event or circumstance specified as such in Clause 15 (Events of Default).

"Event of Loss" shall have the meaning ascribed to it in the Indenture.

"Facility" means the term loan facility made available under this Agreement as described in Clause 2.1.1 (The Facility).

"Finance Documents" means:

(a)	this Agreement; and

(b)	any other document designated as such by the Lenders and the Borrower.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)	any amount raised by the issue of any capital stock, shares, equity or quasi-equity instrument of any type or nature;

(j)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

(k)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

"GAAP" means generally accepted accounting principles in the United States, which are in effect from time to time.

"Indenture" means the indenture dated 15 January 2013 between, amongst others, the Borrower, its Parent and Wells Fargo Bank, National Association, as amended from time to time.

"Interest Period" means an interest period calculated in accordance with Clause 7 (Interest on Loan).

"Interest Rate" means twenty five per cent. (25%) per annum.

"Lender" means:

(a)	any Original Lender; or

(b)	any person which becomes a Lender after the date of this Agreement,

which in each case has not ceased to be a lender in accordance with the terms of this Agreement.

"Loan" means a loan made or to be made under this Agreement or the principal amount outstanding for the time being of that loan.

"Majority Lenders" means:

(a)	if no Loan is outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or if those Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction); or

(b)	at any other time, a Lender or Lenders whose participation in the outstanding Loan aggregate more than 66 2/3 per cent. of the outstanding Loan.

"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, property or condition (financial or otherwise) of the Borrower; or

(b)	the validity or enforceability of the Finance Documents or the rights or remedies of the Lenders under the Finance Documents.

"Parent" means Far East Energy Corporation, a Nevada corporation.

"Party" means a party to this Agreement.

"Permitted Debt" shall have the meaning ascribed to it in the Indenture.

"Permitted Liens" shall have the meaning ascribed to it in the Indenture.

"Production Sharing Contract" shall have the meaning ascribed to it in the Indenture.

"Project" shall have the meaning ascribed to it in the Indenture.

"Repayment Date" means the date falling three months after the initial Utilisation Date.

"Repeating Representations" means each of the representations set out in Clause 12 (Representations).

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Total Commitments" means the aggregate of the Commitments, being US$1,400,000 at the date of this Agreement.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or another form agreed between the Lenders and the Borrower.

"Transfer Date" means the Transfer Date specified in the Transfer Certificate.

"Utilisation" means the utilisation of the Facility.

"Utilisation Date" means each date on which the Facility is utilised.

"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Requests) to be delivered at least two Business Days prior to a proposed Utilisation Date.

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Construction

1.2.1	Unless a contrary indication appears any reference in this Agreement to:

(a)	the "Borrower", the "Lenders" any "Party" or any party to an agreement shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)	"assets" includes present and future properties, revenues and rights of every description;

(c)	any reference to "this Agreement", a "Finance Document" or any other agreement or document shall be a reference to this Agreement or that other agreement or document as may be from time to time amended, modified, varied, novated, supplemented or replaced, unless the context shall otherwise require;

(d)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)	a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality);

(f)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(g)	the singular includes the plural and vice versa;

(h)	a provision of law is a reference to that provision as amended or re-enacted; and

(i)	a time of day is a reference to London time.

1.2.2	Clause, Schedule and Part headings are for ease of reference only.

1.2.3	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.4	A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3	Currency Symbols and Definitions

"US$" and "dollars" denote lawful currency of the United States of America.

1.4	Third party rights

1.4.1	A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

1.4.2	Notwithstanding any form of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

2.	THE FACILITY

2.1.1	Subject to the terms of this Agreement, the Lenders agree to make available a dollar term loan facility in an aggregate amount equal to the Total Commitments.

2.1.2	The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Lender is responsible for the obligations of any other Lender under the Finance Documents. The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a lender from the Borrower shall be a separate and independent debt. A Lender may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards its working capital purposes, in each case subject to the Lenders’ consent pursuant to Clause 14.8 (Payments).

3.2	Monitoring

No Lender is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Lenders will only be obliged to make a Loan available to the Borrower if on or before the Utilisation Date for that Loan, the Lenders have received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance reasonably satisfactory to the Lenders. The Lenders shall notify the Borrower promptly upon being so satisfied.

4.2	Further conditions precedent

Subject to Clause 4.1, the Lenders will only be obliged to make a Loan available to the Borrower if on the date of the Utilisation Request and on the proposed Utilisation Date:

4.2.1	no Default is continuing or would result from the proposed Loan; and

4.2.2	the Repeating Representations to be made by the Borrower are true in all material respects; and

4.2.3	in respect of the second and third Loan, the Lenders are duly satisfied with the outcome of negotiations with any third party(ies) interested in acquiring the shares, assets and/or debt liabilities of the Borrower or its Parent.

4.3	Maximum number of Loans

4.3.1	The Borrower may only deliver three Utilisation Requests.

4.3.2	The Borrower may not request that a Loan be divided.

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request.

5.2	Completion of a Utilisation Request

5.2.1	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(b)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(c)	in respect of the first Loan, the amount of the Loan requested is US$350,000;

(d)	in respect of the second and third Loan, the amount of the Loan requested is in an amount approved by the Lenders based on the outcome of negotiations with any third party(ies) interested in acquiring the shares, assets and/or debt liabilities of the Borrower or its Parent.

5.2.2	Only one Loan may be requested in each Utilisation Request.

5.3	Currency

The currency specified in the Utilisation Request must be dollars.

5.4	Lenders' Participation

5.4.1	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available on the applicable Utilisation Date.

5.4.2	The aggregate amount of each Lender's participation in the Loan shall be equal to its Commitment or pro-rata portion thereof.

5.5	Cancellation of Commitment

The Total Commitments shall be immediately cancelled at the end of the Availability Period if undrawn. No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

6.	REPAYMENT and Prepayment

6.1	Repayment Date

The Borrower shall repay the Loan to the Lenders in full on the Repayment Date.

6.2	Mandatory Repayments

6.2.1	If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

(a)	that Lender shall promptly notify the Borrower upon becoming aware of that event whereupon the Commitment of that Lender will be immediately cancelled; and

(b)	the Borrower shall repay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after that Lender has notified the Borrower or, if earlier, the date specified in the notice (being no earlier than the last day of any applicable grace period permitted by law).

6.2.2	Upon a Change of Control, the Total Commitments shall be cancelled and the outstanding Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately shall be due and payable together with the Change of Control Premium.

6.3	Voluntary Prepayment

6.3.1	The Borrower may, by giving not less than five Business Days' prior notice to the Lenders, prepay the Loan (together with an amount equal to the Change of Control Premium) in whole on any Business Day before the Repayment Date.

6.3.2	Any notice of prepayment under this Loan Agreement shall be effective only on actual receipt by the Lender, is irrevocable and shall specify the date upon which the relevant prepayment is to be made.

6.4	Other Amounts

If the Loan or any part thereof is prepaid under any provision of this Agreement, the Borrower shall pay for the account of each Lender concerned at the time of prepayment, such Lender's proportion of interest accrued up to the date of prepayment and all other sums payable by the Borrower under this Agreement for the account of such Lender.

6.5	No reborrowing

The Borrower may not reborrow any part of the Facility which is repaid and the Borrower shall not repay or prepay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement. No amount of the Facility cancelled under this Agreement may be subsequently reinstated.

7.	INTEREST ON LOAN

7.1	Interest

The Borrower shall pay interest on the Loan in accordance with the provisions of this Clause 7.

7.2	Interest Periods

The Interest Periods applicable to each Loan shall be one (1) month each provided that:

7.2.1	each Interest Period (except for the first Interest Period which shall commence on the Utilisation Date) shall commence on the last day of the preceding Interest Period for that Loan;

7.2.2	any Interest Period for a Loan which would otherwise end on a day which is not a Business Day shall instead end on the next following Business Day or, if that Business Day is in another calendar month, on the immediately preceding Business Day; and

7.2.3	any Interest Period which would otherwise overrun the Repayment Date shall instead end on the Repayment Date, subject to adjustment in accordance with Clause 19.5 (Business Days).

7.3	Rate and Calculation

The rate of interest applicable to the Loan or the relevant part thereof shall be the rate per annum equal to the Interest Rate. Interest shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 360 day year, including the first day of the period in which it accrues but excluding the last, and shall be payable in arrears on the last day of each Interest Period.

7.4	Capitalisation of Interest

At the end of each Interest Period, interest that has accrued on the Loan during such Interest Period shall:

7.4.1	be capitalised, added to and form part of that Loan (the "Increased Loan Amount");

7.4.2	be deemed to be a loan made by the Lenders to the Borrower pursuant to the terms of this Agreement;

7.4.3	for the purposes of future interest calculations, the Increased Loan Amount shall be the amount upon which interest on that Loan for subsequent Interest Periods shall be calculated; and

7.4.4	be paid on the Repayment Date.

Notwithstanding the foregoing, in no event shall the Increased Loan Amount be included for purposes of calculating the amounts funded or to be funded with respect to the Commitments and the Total Commitments under this Agreement.

7.5	Default Interest on Overdue Amounts

7.5.1	If the Borrower fails to pay any amount payable by it under the Finance Documents on its due date, it must immediately on demand by the Lenders pay interest on the overdue amounts from the due date up to the date of actual payment (both before and after judgment).

7.5.2	Interest on an overdue amount is payable at a rate equal to the aggregate of the Interest Rate and two per cent (2%) per annum.

7.5.3	Interest (if unpaid) on an overdue amount will be compounded daily with that overdue amount but will remain immediately due and payable.

8.	TAX GROSS UP AND INDEMNITIES

8.1	Tax Definitions

8.1.1	In this Agreement:

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

"Tax Payment" means either the increase in a payment made by the Borrower to the Lenders under Clause 8.2 (Tax gross-up) or a payment under Clause 8.3 (Tax indemnity).

8.1.2	Unless a contrary indication appears, in this Clause 8 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

8.2	Tax gross-up

8.2.1	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

8.2.2	The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lenders accordingly.

8.2.3	If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

8.2.4	If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

8.2.5	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lenders evidence reasonably satisfactory to the Lenders that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

8.3	Tax indemnity

8.3.1	The Borrower shall (within three Business Days of demand by the Lenders) pay to the Lenders an amount equal to the loss, liability or cost which the Lenders determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lenders in respect of a Finance Document.

8.3.2	Sub-Clause 8.3.1 above shall not apply:

(a)	with respect to any Tax assessed on the Lenders under the law of the jurisdiction in which the relevant Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the relevant Lender is treated as resident for tax purposes if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the relevant Lender; or

(b)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 8.2 (Tax gross-up).

8.3.3	If the Lenders make, or intend to make a claim under sub-Clause 8.3.1 above, the Lenders shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

8.4	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify the Lenders against any cost, loss or liability that the Lenders incurs in relation to all stamp duty, registration, notarial and other similar Taxes payable in respect of any Finance Document.

8.5	Value added tax

8.5.1	All amounts set out, or expressed to be payable under a Finance Document by the Borrower to the Lenders which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to sub-Clause 8.5.2 below, if VAT is chargeable on any supply made by the Lenders to the Borrower under a Finance Document, the Borrower shall pay to the Lenders (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and the Lenders shall promptly provide an appropriate VAT invoice to the Borrower).

8.5.2	Where a Finance Document requires the Borrower to reimburse the Lenders for any costs or expenses, the Borrower shall also at the same time pay and indemnify the Lenders against all VAT incurred by the Lenders in respect of the costs or expenses to the extent that the Lenders reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

9.	INCREASED COSTS

9.1	Increased costs

9.1.1	Subject to Clause 9.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Lenders, pay for the account of the Lenders the amount of any Increased Costs incurred by the Lenders or their Affiliates as a result of (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (b) compliance with any law or regulation made after the date of this Agreement.

9.1.2	In this Agreement "Increased Costs" means:

(a)	a reduction in the rate of return from the Facility or on the Lenders' (or its Affiliates’) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lenders or any of their Affiliates to the extent that it is attributable to the Lenders having entered into a commitment or funding or performing its obligations under any Finance Document.

9.2	Increased cost claims

If the Lenders intend to make a claim pursuant to Clause 9.1 (Increased costs), the Lenders shall promptly notify the Borrower.

9.3	Exceptions

9.3.1	Clause 9.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	compensated for by Clause 8.3 (Tax indemnity) (or would have been compensated for under Clause 8.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in sub-Clause 8.3.2 of Clause 8.3 (Tax indemnity) applied); or

(c)	attributable to the gross negligence or wilful breach by the Lenders or its Affiliates of any law or regulation.

9.3.2	In this Clause 9.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 8.1 (Tax Definitions).

10.	OTHER INDEMNITIES

10.1	Currency indemnity

10.1.1	If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(a)	making or filing a claim or proof against the Borrower;

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify the Lenders against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

10.1.2	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

10.2	Other indemnities

10.2.1	The Borrower shall, within three Business Days of demand, indemnify the Lenders against any cost, loss or liability incurred by the Lenders as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by the Borrower to pay any amount due under a Finance Document on its due date; or

(c)	funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful default or gross negligence by that Lender alone).

10.2.2	The Borrower shall promptly indemnify the Lenders (and each officer, director, employee, agent, advisor and representative of a Lender) against any cost, loss or liability incurred by the Lenders (acting reasonably) as a result of:

(a)	investigating any event which that person reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

11.	COSTS AND EXPENSES

11.1	Transaction expenses

The Borrower shall promptly on demand pay each Lender the amount of all costs and expenses (including legal fees) incurred by it in connection with the negotiation, preparation, printing and execution of:

11.1.1	the Finance Documents executed on the date hereof and any other documents referred to in such Finance Documents; and

11.1.2	any other Finance Documents executed after the date of this Agreement.

11.2	Amendment costs

If the Borrower requests an amendment, waiver or consent hereunder the Borrower shall, within three Business Days of demand, reimburse the Lenders for the amount of all costs and expenses (including legal fees) incurred by the Lenders in responding to, evaluating, negotiating or complying with that request or requirement.

11.3	Enforcement costs

The Borrower shall, within three Business Days of demand, pay to the Lenders the amount of all costs and expenses (including legal fees) incurred by the Lenders in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

11.4	Commitment Fee

The Borrower shall, upon the earlier to occur of:

11.4.1	the Repayment Date,

11.4.2	the date upon which a mandatory prepayment is made pursuant to Clause 6.2 (Mandatory Repayments), or

11.4.3	the date upon which a voluntary prepayment is made pursuant to Clause 6.3 (Voluntary Prepayments),

pay to each Lender a commitment fee in an amount equal to its pro rata share of fifteen per cent. (15%) of the Total Commitments.

12.	REPRESENTATIONS

12.1	Representations and Warranties

The Borrower hereby represents and warrants to each Lender that on the date of this Agreement:

12.1.1	Status

(a)	The Borrower is duly incorporated and validly existing under the laws of Bermuda.

(b)	The Borrower has the power to own its assets and carry on its business as it is being conducted.

12.1.2	Binding obligations

The obligations expressed to be assumed by the Borrower in each of the Finance Documents to which it is party are legal, valid, binding and enforceable obligations.

12.1.3	Non-conflict with other obligations

The entry into and performance by the Borrower of the transactions contemplated by the Finance Documents does not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

12.1.4	Power and authority

The Borrower has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated thereby.

12.1.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable the Borrower to lawfully enter into, exercise its rights and comply with its obligations in the Finance Documents; and

(b)	to make the Finance Documents admissible in evidence in Bermuda,

have been obtained or effected and are in full force and effect.

12.1.6	Governing law and enforcement

(a)	To the Borrower’s knowledge, the choice of English law as the governing law of this Agreement will be recognised and enforced in its jurisdiction of incorporation.

(b)	To the Borrower’s knowledge, any judgment obtained in England in relation to this Agreement will be recognised and enforced in its jurisdiction of incorporation.

12.1.7	Deduction of Tax

To the Borrower’s knowledge, the Borrower is not required to make any deduction for or on account of Taxes from any payment it may make under any Finance Document.

12.1.8	Filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Agreement or the transactions contemplated by this Agreement.

12.1.9	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the Borrower's making of the Utilisation or the entry into, the performance of, or any transaction contemplated by any Finance Document.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Borrower or to which the Borrower's assets are subject which might have a Material Adverse Effect.

12.1.10 No misleading information

(a)	Any factual information provided to the Lenders prior to the date of this Agreement by the Borrower was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	All financial projections provided to the Lenders prior to the date of this Agreement by the Borrower have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any factual information and no information has been given or withheld that results in the information provided to the Lenders prior to the date of this Agreement being untrue or misleading in any material respect.

(d)	All written information (other than the information provided pursuant to sub-Clauses (a) to (c) above) supplied by the Borrower is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

12.1.11	Pari passu ranking

The Borrower's payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

12.1.12	No proceedings pending or threatened

Except as set forth on Exhibit A hereto, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or (to the best of its knowledge and belief) threatened against the Borrower.

12.1.13	Taxation

(a)	The Borrower has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (i) such payment is being contested in good faith; (ii) the Borrower has maintained adequate reserves for those Taxes and (iii) such payment can be lawfully withheld).

(b)	The Borrower is not materially overdue in the filing of any returns on its Taxes.

(c)	No claims are being or are reasonably likely to be asserted against the Borrower with respect to Taxes.

12.1.14	No Immunity

In any proceedings taken in its jurisdiction of incorporation in relation to any of the Finance Documents, the Borrower will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

12.1.15	Private and commercial acts

The Borrower's execution of the Finance Documents constitutes, and the Borrower's exercise of its rights and performance of its obligations under the Finance Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

12.1.16	Security

No Security or quasi-Security exists over all or any of the present or future property, assets or revenues of the Borrower other than the Permitted Liens.

12.1.17	Shares

There are no agreements in place which provide for the issue or allotment of, or grant to any person the right to call for the issue or allotment of, subscribe for, exchange into, purchase or otherwise acquire any of Borrower’s or the Parent’s shares (including any option or right of pre-emption, conversion or exchange), other than that certain Warrant Agreement, dated as of January 15, 2013, between the Parent and Continental Stock Transfer & Trust Company and certain options and other equity awards previously granted to certain directors, officers, employees and consultants.

12.1.18	No breach of law

It has not breached any law or regulation which breach has or is likely to have a Material Adverse Effect.

12.1.19	No Financial Indebtedness

The Borrower has no Financial Indebtedness other than arising out of the Finance Documents and the Permitted Debt or as permitted by Clause 14.14 (Incur Financial Indebtedness).

12.1.20	Insurance

12.1.21	Except as set forth on Exhibit B, it has maintained insurance on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

12.1.22	Good title to assets

The Borrower has a good, valid and marketable title to, or valid leases or licenses of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

12.1.23	Money laundering

The Borrower has complied with all money laundering and similar laws and regulations to which it may be subject.

12.2	Repetition

The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on each date throughout the term of this Agreement.

13.	INFORMATION UNDERTAKINGS

The undertakings in this Clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

13.1	Information: miscellaneous

The Borrower shall supply to the Lenders:

13.1.1	all documents dispatched by the Borrower or its Parent to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

13.1.2	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it or its Parent, and which might, if adversely determined, have a Material Adverse Effect;

13.1.3	prior notice of all upcoming meetings and discussions, and copies of all correspondence, with any third party(ies) interested in acquiring the shares, assets and/or debt liabilities of the Borrower or its Parent;

13.1.4	the details of all payments to be made by it or its Parent using the proceeds of the Facility; and

13.1.5	promptly, such further information regarding the financial condition, business and operations of the Borrower as the Lenders may reasonably request;

13.2	Notification of default

13.2.1	The Borrower shall notify the Lenders of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

13.2.2	Promptly upon a request by the Lenders, the Borrower shall supply to the Lenders a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

13.3	"Know your customer" checks

If:

13.3.1	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

13.3.2	any change in the status of the Borrower or the composition of the shareholders of the Borrower after the date of this Agreement; or

13.3.3	a proposed assignment by a Lender of any of its rights under this Agreement,

obliges any Lender (or, in the case of sub-Clause 13.3.3 above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of any such Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that Lender (for itself or, in the case of the event described in sub-Clause 13.3.3 above, on behalf of any prospective new Lender) in order for the Lender or, in the case of the event described in sub-Clause 13.3.3 above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

14.	GENERAL UNDERTAKINGS

The undertakings in this Clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

14.1	Authorisations

The Borrower shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect and supply certified copies to the Lenders of, any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable the Borrower to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

14.2	Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

14.3	Taxation

The Borrower shall duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes and (c) such payment can be lawfully withheld).

14.4	Loans and Guarantees

The Borrower shall not make any loans, grant any credit or give any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

14.5	Constitution

The Borrower shall ensure that no amendment or supplement is made to its memorandum or articles of association which would have a Material Adverse Effect on the ability of the Borrower to perform its obligations under the Finance Documents.

14.6	Pari Passu

The Borrower shall ensure that its obligations under the Finance Documents shall at all times rank at least pari passu with all other unsecured and unsubordinated obligations of the Borrower, other than obligations mandatorily preferred by law.

14.7	Use

The Borrower shall use the Facility exclusively for the purposes specified in Clause 3.1 (Purpose).

14.8	Payments

All payments using the proceeds of the Facility to be made by the Borrower, and/or its Parent, shall be made only with the Lenders’ prior consent. The Lenders hereby consent to the use of the initial Loan for the payment of the items set forth on Exhibit C to this Agreement.

14.9	Merge or Consolidate

The Borrower shall:

14.9.1	not, and shall procure that its Parent shall not, directly or indirectly, merge or consolidate with any other entity, in one or more related transactions, without the Lenders’ consent; and

14.9.2	procure the Lenders’ nominated representative(s) is invited to attend all meetings and discussions with any third party(ies) interested in merging or consolidating with the Borrower or its Parent.

14.10	Issue of Shares

The Borrower shall not:

14.10.1	issue any share, convertible debenture or preference share (or any other similar instrument, howsoever described) to any person;

14.10.2	alter its share capital;

14.10.3	grant to any person, any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, exchange into, purchase or otherwise acquire any of its shares (including any option or right of pre-emption, conversion or exchange); or

14.10.4	alter any right attaching to any of its share capital.

14.11	Purchase or Redeem Shares

The Borrower shall not purchase or redeem any of its issued shares or reduce its share capital or make a distribution of assets or other capital distribution to its shareholders or make a repayment in respect of any loans or other indebtedness owing to any of its shareholders.

14.12	Dividends

The Borrower shall not declare or pay any dividend or make any income distribution to its shareholders or pay any management, advisory or other fee to the order of any of its shareholders.

14.13	Disposal of Assets and Debt liabilities

The Borrower shall:

14.13.1	not, and shall procure that its Parent shall not, sell, transfer or otherwise assign or dispose of (whether by a single transaction or a series of transactions whether related or not and whether at one time or over a period of time, voluntary or involuntary) all or substantially all of its assets and/or debt liabilities to another entity without the Lenders’ consent; and

14.13.2	procure the Lenders’ nominated representative(s) is invited to attend all meetings and discussions with any third party(ies) interested in acquiring all or substantially all of its assets and/or debt liabilities the Borrower or its Parent.

14.14	Incur Financial Indebtedness

The Borrower shall not incur Financial Indebtedness other than arising out of the Finance Documents and the Permitted Debt.

14.15	Negative Pledge

The Borrower shall not create or attempt or agree to create or permit to arise or exist any Security over all or any part of its property, assets or revenues except the Permitted Liens.

14.16	Transactions similar to security

The Borrower shall not:

14.16.1	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower;

14.16.2	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

14.16.3	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

14.16.4	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

14.17	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower from that carried on at the date of this Agreement.

14.18	Insurance

Except as set forth on Exhibit B, the Borrower shall maintain insurance on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

14.19	Arm's length terms

The Borrower shall not enter into any contract or arrangement other than in the ordinary course of business, for full market value and on arm's length terms.

15.	EVENTS OF DEFAULT

15.1	Events of Default

Each of the events or circumstances set out in this Clause 15.1 is an Event of Default.

15.1.1	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable.

15.1.2	Other obligations

The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 15.1.1 (Non-payment) provided that no Event of Default under this Clause will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the Lenders giving notice to the Borrower of such failure to comply or, if earlier, the Borrower becoming aware of such failure to comply.

15.1.3	Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on its behalf under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

15.1.4	Cross Default

(a)	Any Financial Indebtedness of the Borrower is not paid when due (subject to applicable grace periods).

(b)	Any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of the Borrower is cancelled or suspended by a creditor of the Borrower as a result of an event of default (however described).

(d)	Any creditor of the Borrower becomes entitled to declare any Financial Indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

15.1.5	Insolvency

At any time after the initial Utilisation Date, a moratorium is declared in respect of any indebtedness of the Borrower.

15.1.6	Insolvency proceedings

At any time after the initial Utilisation Date any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

(b)	a composition, compromise, assignment or arrangement with the Borrower;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any of its assets; or

(d)	enforcement of any Security over any assets of the Borrower.

15.1.7	Creditors' process

Except as set forth on Exhibit A, any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower.

15.1.8	Analogous proceedings

There occurs any event anywhere which, in the opinion of the Lenders, appears to correspond with any of those mentioned in Clauses 15.1.5 to 15.1.7 (inclusive).

15.1.9	Unlawfulness

(a)	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

(b)	Any Finance Document ceases to be in full force and effect or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it to be ineffective.

15.1.10	Repudiation

The Borrower repudiates a Finance Document to which it is party or evidences an intention to repudiate such a document.

15.1.11	Governmental Intervention

By or under the authority of any government:

(a)	any person is appointed to the management board or the board of directors of the Borrower;

(b)	any member of the management board or the board of directors or the general director of the Borrower is wholly or partially displaced or the authority of that member in the conduct of a material portion of its business is curtailed;

(c)	any shares of the Borrower or any of the revenues or assets of the Borrower are seized, nationalised, expropriated or compulsorily acquired and such action is not reversed within a period of 60 days; or

(d)	the Borrower is otherwise deprived or prevented from exercising ownership or control of its business, assets or rights.

15.1.12	Cessation of Business

The Borrower suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

15.1.13	Change in laws

There is any change in the laws, directives, decisions, rules or regulations of the jurisdiction of the Borrower which would be likely to be prejudicial to the ability of the Borrower to meet its financial obligations under the Finance Documents.

15.1.14	Change in conditions

A change in national, international, financial, political, economic or market conditions which would make it impossible or materially impractical to make the Loan or any other payment hereunder.

15.1.15	Foreign exchange restrictions

Any foreign exchange law is enacted or threatened to be enacted within Bermuda after the date of this Agreement which has or may reasonably be expected to have the effect of prohibiting, restricting or delaying any payment the Borrower is required to make under the Finance Documents.

15.1.16	Moratorium

A moratorium is established on the payment of interest or repayment of principal on international debts of the borrowers of Bermuda generally or a class thereof into which the Borrower falls.

15.1.17	Project

The Project is abandoned in whole or in part, (ii) the Production Sharing Contract is terminated, revoked or otherwise ceases to be in full force and effect or (iii) an Event of Loss occurs with respect to any of the assets of the Borrower or its Parent or any of their Affiliates.

15.1.18	Material Adverse Change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

15.2	Acceleration

On and at any time after the occurrence of an Event of Default the Majority Lenders may, by notice to the Borrower:

15.2.1	cancel the Total Commitments whereupon they shall immediately be cancelled;

15.2.2	declare that all or part of the Loan and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

15.2.3	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Lenders.

16.	CHANGES TO THE LENDERS

16.1	Assignments by the Lenders

A Lender may assign any of its rights or transfer by novation any of its rights and obligations under any Finance Document to any person (the "New Lender").

16.2	Limitation of responsibility of the Lenders

16.2.1	Unless expressly agreed to the contrary, a Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(b)	the financial condition of the Borrower;

(c)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

16.2.2	Each New Lender confirms to each Lender that it:

(a)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with this Agreement and has not relied exclusively on any information provided to it by the Lenders in connection with any Finance Document; and

(b)	will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any commitment is in force.

16.2.3	Nothing in any Finance Document obliges a Lender to:

(a)	accept a re-assignment from a New Lender of any of the rights assigned under this Clause 16; or

(b)	support any losses directly or indirectly incurred by a New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

16.3	Disclosure of information

16.3.1	Each Lender may disclose to any of its Affiliates and any other person:

(a)	to (or through) whom the Lender assigns or transfers (or may potentially assign or transfer ) all or any of its rights under this Agreement;

(b)	with (or through) whom the Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about the Borrower and the Finance Documents as that Lender shall consider appropriate provided that any such disclosure will not violate any applicable laws or confidentiality obligations.

16.4	Procedure for transfer

16.4.1	A transfer is effected in accordance with sub-clause 16.4.3 below when the transferring Lender and the New Lender each executes an otherwise duly completed Transfer Certificate.

16.4.2	The transferring Lender shall only be obliged to execute a Transfer Certificate once it is satisfied that all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender have been complied with.

16.4.3	On the Transfer Date:

(a)	to the extent that in the Transfer Certificate the transferring Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the transferring Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(b)	the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another under the Facility Documents which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the transferring Lender; and

(c)	the New Lender shall become a Party as a "Lender".

16.4.4	Copy of Transfer Certificate to Borrower and Lenders

The New Lender shall, as soon as reasonably practicable after it and the transferring Lender have executed a Transfer Certificate, send to the Borrower and Lenders a copy of that Transfer Certificate.

17.	CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights and obligations under the Finance Documents.

18.	CONDUCT OF BUSINESS BY THE LENDERS

No provision of this Agreement will:

18.1.1	interfere with the right of each Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

18.1.2	oblige a Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

18.1.3	oblige the Lenders to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

19.	PAYMENT MECHANICS

19.1	Payments to the Lenders

On each date on which the Borrower is required to make a payment under a Finance Document, the Borrower shall make the same available to the Lenders (unless a contrary indication appears in a Finance Document) for value on the due date at the time specified by the Lenders in US dollars.

19.2	Payments to the Borrower and Authority to the Lenders

On each date on which this Agreement requires an amount to be paid by the Lenders, the Lenders shall make the same available to the Borrower in US dollars and in such amounts and to such account with such bank as the Borrower shall specify from time to time for the purpose set out in Clause 3.1 (Purpose).

19.3	Distributions to the Borrower

The Lenders may apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

19.4	Partial payments

19.4.1	If the Lenders receive a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Lenders shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lenders under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any uncapitalised accrued interest due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

19.4.2	The Lenders may vary the order set out in paragraphs (b) to (d) of sub-Clause 20.4.1 above.

19.4.3	Sub-Clauses 19.4.1 and 19.4.2 above will override any appropriation made by the Borrower.

19.5	Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) and interest shall be adjusted accordingly.

19.6	Currency of account

19.6.1	Upon Utilisation and subject to sub-Clauses 19.6.2 and 19.6.3 below dollars is the currency of account and payment for any sum from the Borrower under any Finance Document.

19.6.2	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

19.6.3	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

19.7	Change of currency

If a change in any currency of a country occurs, this Agreement will, to the extent the Lenders (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice and otherwise to reflect the change in currency.

20.	SET-OFF

The Lenders may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by the Lenders) against any matured obligation owed by the Lenders to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lenders may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set off or counterclaim.

21.	NOTICES

21.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

21.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

21.2.1	in the case of the Borrower:

c/o Far East Energy Corporation

Address: 333 N. Sam Houston Parkway E, Suite 230, Houston, Texas 77060

Fax: (832) 598-0479

Attention: Chief Financial Officer

21.2.2	in the case of each Original Lenders:

c/o Ashmore Investment Management Limited and Ashmore Investment Advisors Limited

Address: 61 Aldwych, London WC2B 4AE

Fax: +44(0) 20 3077 6001

Attention: Head of Funds Administration (in respect of Operational Matters) and Head of Legal (in respect of Legal Matters),

or any substitute address, fax number or department or officer a Party may notify to the other Parties by not less than five Business Days' notice.

21.3	Delivery

21.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 21.2 (Addresses), if addressed to that department or officer.

21.3.2	Any communication or document to be made or delivered to the Lenders will be effective only when actually received by the Lenders and then only if it is expressly marked for the attention of the department or officer identified with the Lenders' signature below (or any substitute department or officer as the Lenders shall specify for this purpose).

21.4	English language

21.4.1	Any notice given under or in connection with any Finance Document must be in English.

21.4.2	All other documents provided under or in connection with any Finance Document must be:

(a)	in English; or

(b)	if not in English, and if so required by the Lenders, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

22.	CALCULATIONS AND CERTIFICATES

22.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lenders are prima facie evidence of the matters to which they relate.

22.2	Certificates and Determinations

Any certification or determination by the Lenders of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

24.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lenders, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

25.	AMENDMENTS AND WAIVERS

25.1	Required consents

25.1.1	Subject to Clause 25.2 (Exceptions) any term of the Finance Documents may be amended only with the consent of the Majority Lenders and the Borrower any such amendment or waiver will be binding on all Parties.

25.1.2	Subject to Clause 25.2 (Exceptions) any term of the Finance Documents may be waived only with the consent of the Majority Lenders and any such waiver will be binding on all Parties.

25.2	Exceptions

25.2.1	An amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders";

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	an increase in or an extension of any Commitment;

(d)	a reduction in the amount of any payment of principal, interest or fees payable under any Finance Document;

(e)	a change to the Borrower;

(f)	any provision which expressly requires the consent of all the Lenders; or

(g)	Clause 2.1.2 (The Facility), Clause 16 (Changes to the Lenders) or this Clause;

shall not be made without the prior consent of all the Lenders.

26.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

27.	GOVERNING LAW

27.1	Governing Law

This Agreement, and any non-contractual obligations arising out of or in relation thereto, shall be governed by and construed in accordance with the laws of England.

27.2	Waiver of Immunity

The Borrower waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

27.2.1	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and/or

27.2.2	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

27.3	Service of process

27.3.1	The Borrower will irrevocably appoint an agent for the receipt of Service Documents within five (5) Business Days of the date of this Agreement. It agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the rules of Civil Procedure of England and Wales.

27.3.2	If the agent at any time ceases for any reason to act as such the Borrower shall appoint a replacement agent having an address for service in England and Wales and shall notify the Ashmore Funds of the name and address of the replacement agent. Failing such appointment and notification, the Ashmore Funds shall be entitled by notice to the Borrower to appoint a replacement agent to act on behalf of the Borrower. The provisions of this paragraph applying to service on an agent apply equally to service on a replacement agent.

27.3.3	A copy of any Service Document served on an agent shall be sent by post to the Borrower. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

27.3.4	"Service Document" means a claim form, application notice, order, judgment or other document relating to any suit, action or proceedings relating to this Agreement.

28.	Jurisdiction in Court proceedings

The courts of England have exclusive jurisdiction in court proceedings to settle any dispute with respect to this Agreement (including a dispute regarding the existence, validity or termination of this Agreement and legal action, proceedings or disputes relating to any non-contractual obligations arising out of or in connection with this Agreement) (a "Dispute"). The Parties agree that the courts of England are the most appropriate and convenient courts to hold proceedings to settle Disputes between them and, accordingly, that they will not argue to the contrary. This Clause is for the benefit of the Lenders only and the Borrower agrees that the Lenders shall not be prevented from taking court proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lenders may take concurrent proceedings in any number of jurisdictions.

29.	LENDERS' PRO RATA SHARING

For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, the parties agree that each Lender shall advance amounts under the Loan or receive amounts in repayment of the Loan pro rata to their respective Commitments as at the date hereof. If any Lender receives or recovers any amount from the Borrower in excess of the amount such Lender should have received in accordance with the terms of this Agreement, such Lender shall immediately distribute such amount between the other Lenders so that each Lender has received its pro rata entitlement.

30.	EXECUTION OF THIS AGREEMENT BY THE ORIGINAL LENDERS

30.1	Each Party acknowledges that: (i) Northern Trust (Guernsey) Limited is executing this Agreement solely in its capacity as custodian/depositary for each of: (a) Ashmore Emerging Markets Corporate High Yield Fund Limited, (b) Ashmore Emerging Markets Debt and Currency Fund Limited, (c) Ashmore Emerging Markets High Yield Plus Fund Limited, (d) Ashmore Emerging Markets Tri Asset Fund Limited, (e) Ashmore Growing Multi Strategy Fund Limited, and (f) Asset Holder PCC Limited in respect of Ashmore Emerging Markets Liquid Investment Portfolio, and not in any personal capacity and not in any personal capacity; (ii) Northern Trust Company, London Branch is executing this Agreement solely in its capacity as custodian for Ashmore Emerging Markets Debt Fund, and not in any personal capacity; (iii) Northern Trust Global Services Limited, Luxembourg Branch is executing this Agreement solely in its capacity as custodian for each of: (a) Ashmore SICAV Emerging Markets Asian Corporate Debt Fund, (b) Ashmore SICAV re Ashmore SICAV Emerging Markets Debt Fund, (c) Ashmore SICAV re Ashmore SICAV Emerging Markets Corporate Debt Fund, (d) Ashmore SICAV re Ashmore SICAV Emerging Markets Total Return Fund, (e) Ashmore SICAV re Ashmore SICAV Emerging Markets Total Return Fund II, and not in any personal capacity; (iv) Ashmore Investment Management Limited is executing this Agreement solely in its capacity as agent for each of: (a) Aria Co Pty Ltd as trustee of the ARIA Alternative Assets Trust, and (b) BT Pension Scheme Trustees Limited as trustee of the BT Pension Scheme, and not in any personal capacity; (v) Ashmore Investment Advisors Limited is executing this Agreement solely in its capacity as agent for each of: (a) Ashmore Funds, a Massachusetts business trust, on behalf of Ashmore Emerging Markets Corporate Debt Fund, and (b) Ashmore Funds, a Massachusetts business trust, on behalf of Ashmore Emerging Markets Total Return Fund, and not in any personal capacity.

30.2	Neither Northern Trust (Guernsey) Limited, Northern Trust Global Services Limited, Luxembourg Branch, Northern Trust Company, London Branch, Ashmore Investment Management Limited nor Ashmore Investment Advisors Limited makes any representations, warranties or undertakings of any kind in any personal capacity to any Party pursuant to this Agreement and each Party hereby agrees that it shall have no right of recourse to Northern Trust (Guernsey) Limited, Northern Trust Global Services Limited, Luxembourg Branch, Northern Trust Company, London Branch Ashmore Investment Management Limited or Ashmore Investment Advisors Limited in any way whatsoever.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

[intentionally blank]

SIGNATURES

THE BORROWER

FAR EAST ENERGY (BERMUDA), LTD.

By:	/s/ Michael R. McElwrath

Name: Michael R. McElwrath

Title: Chairman

THE ORIGINAL LENDERS

Northern Trust (Guernsey) Limited as depositary and agent for and on behalf of ASHMORE EMERGING MARKETS CORPORATE HIGH YIELD FUND LIMITED

By:	/s/ Lucy Mahy	/s/ Claire Field
	Lucy Mahy	Claire Field
	Authorized Signatory	Authorized Signatory

Northern Trust (Guernsey) Limited as depositary and agent for and on behalf of ASHMORE EMERGING MARKETS DEBT AND CURRENCY FUND LIMITED

By:	/s/ Lucy Mahy	/s/ Claire Field
	Lucy Mahy	Claire Field
	Authorized Signatory	Authorized Signatory

Northern Trust (Guernsey) Limited as custodian and agent for and on behalf of ASHMORE EMERGING MARKETS HIGH YIELD PLUS FUND LIMITED

By:	/s/ Lucy Mahy	/s/ Claire Field
	Lucy Mahy	Claire Field
	Authorized Signatory	Authorized Signatory

Northern Trust (Guernsey) Limited as custodian and agent for and on behalf of ASHMORE EMERGING MARKETS TRI ASSET FUND LIMITED

By:	/s/ Lucy Mahy	/s/ Claire Field
	Lucy Mahy	Claire Field
	Authorized Signatory	Authorized Signatory

Northern Trust (Guernsey) Limited as custodian and agent for and on behalf of ASHMORE GROWING MULTI STRATEGY FUND LIMITED

By:	/s/ Lucy Mahy	/s/ Claire Field
	Lucy Mahy	Claire Field
	Authorized Signatory	Authorized Signatory

Northern Trust (Guernsey) Limited as depositary and agent for and on behalf of ASSET HOLDER PCC LIMITED re ASHMORE EMERGING MARKETS LIQUID INVESTMENT PORTFOLIO

By:	/s/ Lucy Mahy	/s/ Claire Field
	Lucy Mahy	Claire Field
	Authorized Signatory	Authorized Signatory

The Northern Trust Company, London Branch as custodian and agent for and on behalf of ASHMORE EMERGING MARKETS DEBT FUND

By:	/s/ Nick Heales
Nick Heales
Authorized Signatory

Northern Trust Global Services Limited, Luxembourg Branch as custodian and agent for on behalf of ASHMORE SICAV in respect of ASHMORE SICAV EMERGING MARKETS Asian Corporate Debt Fund

By:	/s/ Nick Heales
Nick Heales
Authorized Signatory

Northern Trust Global Services Limited, Luxembourg Branch as custodian and agent for on behalf of ASHMORE SICAV in respect of ASHMORE SICAV EMERGING MARKETS DEBT FUND

By:	/s/ Nick Heales
Nick Heales
Authorized Signatory

Northern Trust Global Services Limited, Luxembourg Branch as custodian and agent for on behalf of ASHMORE SICAV in respect of ASHMORE SICAV EMERGING MARKETS CORPORATE DEBT FUND

By:	/s/ Nick Heales
Nick Heales
Authorized Signatory

Northern Trust Global Services Limited, Luxembourg Branch as custodian and agent for on behalf of ASHMORE SICAV in respect of ASHMORE SICAV EMERGING MARKETS TOTAL RETURN FUND

By:	/s/ Nick Heales
Nick Heales
Authorized Signatory

Northern Trust Global Services Limited, Luxembourg Branch as custodian and agent for on behalf of ASHMORE SICAV in respect of ASHMORE SICAV EMERGING MARKETS TOTAL RETURN FUND II

By:	/s/ Nick Heales
Nick Heales
Authorized Signatory

Ashmore Investment Management Limited as agent for and on behalf of ARIA CO PTY LTD as Trustee for ARIA ALTERNATIVE ASSETS TRUST

By:	/s/ Alexandra Autrey
Alexandra Autrey
Authorized Signatory

Ashmore Investment Management Limited as agent for and on behalf of BT PENSION SCHEME TRUSTEES LIMITED AS TRUSTEE OF THE BT PENSION SCHEME

By:	/s/ Alexandra Autrey
Alexandra Autrey
Authorized Signatory

Ashmore Investment Advisors Limited as agent for and on behalf of ASHMORE FUNDS, a Massachusetts Business Trust, ON BEHALF OF ASHMORE EMERGING MARKETS CORPORATE DEBT FUND

By:	/s/ Alexandra Autrey
Alexandra Autrey
Authorized Signatory

Ashmore Investment Advisors Limited as agent for and on behalf of ASHMORE FUNDS, a Massachusetts Business Trust, on behalf of ASHMORE EMERGING MARKETS TOTAL RETURN FUND

By:	/s/ Alexandra Autrey
Alexandra Autrey
Authorized Signatory

SCHEDULE 1 The Original Lenders

Lender	Commitment (US$)

Ashmore Emerging Markets Corporate High Yield Fund Limited	322,500
Ashmore Emerging Markets Debt and Currency Fund Limited	102,500
Ashmore Emerging Markets High Yield Plus Fund Limited	75,000
Ashmore Emerging Markets Tri Asset Fund Limited	205,000
Ashmore Growing Multi Strategy Fund Limited	10,000
Asset Holder PCC Limited in respect of Ashmore Emerging Markets Liquid Investment Portfolio	270,000
Ashmore Emerging Markets Debt Fund	127,500
Ashmore SICAV re Emerging Markets Asian Corporate Debt Fund	7,500
Ashmore SICAV re Ashmore SICAV Emerging Markets Debt Fund	30,000
Ashmore SICAV re Ashmore SICAV Emerging Markets Corporate Debt Fund	160,000
Ashmore SICAV re Ashmore SICAV Emerging Markets Total Return Fund	7,500
Ashmore SICAV re Ashmore SICAV Emerging Markets Total Return Fund II	2,500
Aria Co Pty Ltd as trustee of the ARIA Alternative Assets Trust	25,000
BT Pension Scheme Trustees Limited as trustee of the BT Pension Scheme	12,500
Ashmore Funds, a Massachusetts business trust, on behalf of Ashmore Emerging Markets Corporate Debt Fund	5,000
Ashmore Funds, a Massachusetts business trust, on behalf of Ashmore Emerging Markets Total Return Fund	37,500
TOTAL	1,400,000

SCHEDULE 2

Conditions Precedent

Conditions precedent to Utilisation

1.	Borrower's Corporate Documents

(a)	A certified copy of the constitutional documents of the Borrower.

(b)	A certified copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

(ii)	authorising a specified person or persons to execute this Agreement on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with this Agreement.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate of the Borrower (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing limit binding on the Borrower to be exceeded.

(e)	A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Other documents and evidence

2.1	Executed, original, copy of this Agreement.

2.2	Evidence that any process agent referred to in Clause 27.3 (Service of process) has accepted its appointment.

2.3	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Costs and expenses) have been paid or will be paid by or on the initial Utilisation Date.

2.4	Evidence that the maturity date of the facility agreement dated November 28, 2011 between the Borrower, its Parent and Standard Chartered Bank, as amended from time to time, has been extended to March 31, 2015.

2.5	A copy of any other Authorisation or other document or assurance which the Lenders consider to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of this Agreement.

SCHEDULE 3
Requests

From:	Far East Energy (Bermuda), Ltd.,

To:	The Lenders (as defined in the Agreement)

Dated:	[●]

Dear Sir/Madam

Far East Energy (Bermuda), Ltd.,- Facility Agreement

dated 24 February 2015 (the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	Dollars

Amount:	[●]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to:

Bank:

ABA#

Account #

SWIFT Code:

Name:	Far East Energy (Bermuda) Ltd.

333 N. Sam Houston Pkwy East, Suite 230

Houston, TX 77060

U.S.A.

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
Far East Energy (Bermuda), Ltd.,

SCHEDULE 4
Form of Transfer Certificate

To:	[The Lenders and the Borrower]

From:     [The Transferring Lender] (the "Transferring Lender") and [The New Lender] (the "New Lender")

Dated:

Far East Energy (Bermuda), Ltd.,- Facility Agreement

dated 24 February 2015 (the "Agreement")

1.	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 16.4 (Procedure for transfer):

(a)	The Transferring Lender and the New Lender agree to the Transferring Lender transferring to the New Lender by novation all or part of the Transferring Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 16.4 (Procedure for transfer).

(b)	The proposed Transfer Date is [ ].

(c)	The address, fax number and attention details for notices of the New Lender for the purposes of Clause 21.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Transferring Lender's obligations set out in Clause 16.2 (Limitation of responsibility of the Lenders).

4.	This Transfer Certificate shall be deemed to be in fully effective upon execution by each of the Transferring Lender and the New Lender and the payment of all sums required to be paid by the New Lender to the Transferring Lender in respect of the transfer effected by this Transfer Certificate.

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.	This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

The Transfer Date is confirmed as [        ].

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